                                    December 2, 2022

Lynn B. McKee

Dear Lynn:

This Retirement Agreement and General Release (this “Retirement Agreement”) will confirm our agreement regarding your retirement from service with Aramark. For purposes of this Retirement Agreement, “Aramark” shall include Aramark, Aramark Services, Inc., and each of their affiliates, subsidiaries, divisions, lines of business and any corporation, joint venture, or other entity in which Aramark or its subsidiaries have an equity interest in excess of ten percent (10%).

Capitalized terms not defined herein will, unless otherwise indicated herein, have the meanings ascribed to them in your Amended and Restated Aramark Agreement Relating to Employment and Post-Employment Competition dated July 16, 2020 (the “Post-Employment Competition Agreement”).

We have agreed as follows:

1.Your Retirement with Notice:
(a)On November 30, 2022, you provided Aramark with notice of your intent to retire on December 1, 2023 (such period is the Retirement Notice Period within the meaning of the Post-Employment Competition Agreement). Because you have attained the age of 62, achieved greater than five (5) years of service, and provided twelve (12) months of prior written notice of your intended retirement, your intended separation from service will constitute a “Retirement with Notice” as that term is defined in your Post-Employment Competition Agreement.
(b)Aramark has made the decision to accelerate your retirement to be effective as of 5:00 p.m. on December 31, 2022 (the “Retirement Date”). It is intended that on the Retirement Date, your cessation of employment will constitute a “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended, and, as such, after the Retirement Date, not more than twenty percent (20%) of your business time will be spent providing services to Aramark as an advisor or consultant.
(c)Because Aramark is accelerating your retirement to an earlier date within your Retirement Notice Period, due to the early termination (other than for Cause) of the Retirement Notice Period pursuant to Article 6, paragraph F of your Post-Employment Competition Agreement, you will be entitled to receive the continued salary payments and other payments and benefits set forth in Article 6, paragraphs F and G, of your Post-Employment Competition Agreement, including the benefits described in Article 6, paragraph A.2(a) of the Post-Employment Competition Agreement and incorporated by reference in Article 6, paragraph F thereof, during the Notice Period Tail, provided that you:
i)Execute this Retirement Agreement on or before December 4, 2022;
ii)Execute and deliver, without revocation, the release and waiver of claims attached hereto as Appendix A (the “Release”) on or after December 31, 2022 at 5:00 p.m., but in no event later than March 1, 2023;
iii)Do not terminate employment for any reason prior to the Retirement Date; and

iv)Do not violate the covenants set forth in Articles 1, 2, 3 or 4 of the Post-Employment Competition Agreement before or during the Notice Period Tail.
(d)Because the acceleration of your Retirement Date will be treated as an early termination of the Retirement Notice Period (other than for Cause), pursuant to Article 6, paragraph F of your Post-Employment Competition Agreement, you are not eligible for and will not receive any of the post-employment benefits described in Article 6, paragraph A of your Post-Employment Competition Agreement. For the avoidance of doubt, you will not be entitled to receive any post-employment benefits pursuant to the Post-Employment Competition Agreement after the conclusion of the Notice Period Tail.
2.No Other Amounts Due: You acknowledge that (a) Aramark has paid you all wages, salaries, bonuses, benefits, and other amounts earned and accrued through the date hereof, and (b) Aramark has, as of the date hereof, and will have, on or following the Retirement Date, no obligation to pay any additional amounts or provide any additional compensation or benefits to you, other than (i) your base salary and employee benefits (including under the Survivor Income Protection Plan), in the ordinary course of business with respect to your employment through the Retirement Date, (ii) your previously awarded 2022 fiscal year bonus, and (iii) the payments and benefits under Article 6, paragraphs F and G, of your Post-Employment Competition Agreement as set forth in this Retirement Agreement and subject to the terms and conditions hereof and thereof.

3.Other Executive Benefits and Perquisites: Your membership in the Executive Leadership Council and Executive Leadership Team shall terminate as of the Retirement Date. All Executive Leadership Council benefits including, but not limited to, your Executive Health Plan, Executive Physical Program, Executive Supplemental Long-Term Disability, Executive Financial Planning Reimbursement and Survivor Income Protection Plan shall terminate as of the Retirement Date, provided that your Executive Health Plan benefits shall terminate on the last day of the month in which your Retirement Date falls.

4.Equity/Stock Plans:

(a)        Equity-Based Awards:  The effect the separation of your service with Aramark will have on your rights, if any, with respect to any outstanding Aramark stock options or other equity-based awards that you may hold immediately prior to the Retirement Date (collectively, the “Equity Awards”) will be as set forth in Article 6, paragraphs F and G, of the Post-Employment Competition Agreement and the applicable Aramark incentive plan and award documents or agreements. Your Equity Award records will be updated by Fidelity, Aramark’s equity program administrator, as soon as administratively possible following the Retirement Date.

(b) Stock of Aramark:  The records for the Aramark common stock that you own, if applicable, will continue to be kept by Aramark’s current transfer agent, Fidelity or, if applicable, its former transfer agent, Computershare, or their successors, until you sell the stock or transfer it to a broker. If your stock is pledged as collateral or otherwise restricted on the transfer agent’s records, your stock will remain restricted and unavailable for sale or transfer pending resolution of the underlying restriction. You can view your holdings on Fidelity’s or Computershare’s websites.

5.Withholding: You are solely responsible for the payment of any and all taxes that result from the payments and benefits due to you under this Retirement Agreement and the Post-Employment Competition Agreement. Aramark may, to the extent permitted by law, withhold applicable federal, state and local income and other taxes from any payments due to you hereunder.

6.Return of Aramark Property: On or before the Retirement Date, you shall return to Aramark all documents, manuals, computers, computer programs, discs, drives, customer lists, notebooks, reports and other written or graphic materials, including all copies thereof, relating in any way to Aramark’s business and prepared by you or obtained by you from Aramark, its affiliates, clients or its suppliers during the course of your employment with Aramark. Further, to the extent that you made use of your own personal computing devices (e.g., PDA, smart phone, laptop, thumb drive, etc.) during your employment with Aramark, subject to any applicable litigation hold directive that you received and that remains in effect, you agree to provide such devices to Aramark in order for Aramark to either permanently delete all Aramark property and information from such personal computing devices or replace same (which replacement shall include any personal information as contained on such devices).

7.Post-Employment Restrictions; Entire Agreement; Surviving Terms of the Post-Employment Competition Agreement: This Retirement Agreement and its Appendix A, and any restrictive, clawback or other applicable covenants that apply on and following any separation from service under any Equity Awards, as applicable, constitute the entire agreement between the parties on the subject of payments and benefits due to you upon your separation from service with Aramark and post-employment payments and benefits; and, except as expressly provided herein, supersede all other prior agreements concerning the terms of any and all payments and benefits to which you may be entitled upon your separation from service, including the Post-Employment Competition Agreement, except that the provisions of Articles 1 (Non-Disclosure and Non-Disparagement), 2 (Non-Competition), 3 (Non-Solicitation), 4 (Discoveries and Works), 5 (Remedies), 6 (Post-Employment Benefits), 7 (Term of Employment), 8, paragraphs B, C, F, I, J, K and N (Miscellaneous) (but in the case of Article 8, paragraphs I, J and K, only with respect to the other provisions of the Post-Employment Competition Agreement that survive), and Exhibit A (Incentive Compensation Recoupment Policy) of the Post-Employment Competition Agreement shall continue to apply and are hereby made a part of this Retirement Agreement by reference. Notwithstanding any provision in this Retirement Agreement to the contrary, all payments hereunder are expressly made contingent on your compliance in all respects with all of the terms and conditions of the above-referenced provisions of Articles 1, 2, 3 and 4 of the Post-Employment Competition Agreement. To the extent that you breach any of the restrictive covenants set forth in Articles 1, 2, 3 or 4 from the Post-Employment Competition Agreement incorporated by reference in this Paragraph 7, Aramark will, in accordance with the terms of Article 6, paragraph D, of the Post-Employment Competition Agreement, have the right to terminate all payments and other post-employment benefits (including any rights to equity incentives to which you have become eligible by virtue of your Retirement with Notice), and otherwise will continue to have the clawback rights under the Equity Awards.

8.Remedies: You acknowledge and agree that Aramark may seek injunctive relief in any court of competent jurisdiction for your failure to comply fully with any of the covenants referenced in Paragraph 7 and any other remedies as may be specified in the Post-Employment Competition Agreement and Equity Awards, as applicable, in addition to any other legal and monetary remedies which may be available to Aramark.

9.Agreement and Obligation to Cooperate: In exchange for the benefits provided to you by Aramark under this Retirement Agreement, you agree to cooperate fully with Aramark in any investigation instituted by Aramark or any other person or entity into any Aramark business involving the time period during which you were employed by Aramark. This duty to cooperate will include, but not be limited to, meeting with representatives of Aramark at times and places reasonably designated by Aramark, and shall continue beyond the Notice Period Tail.

10.Certification of Compliance with Business Conduct Policy and Laws: By signing this Retirement Agreement, you are certifying that you have not violated Aramark’s Business Conduct Policy and that you are not aware of any violation of Aramark’s Business Conduct Policy or of any law by any other current or former employee of Aramark, involving conduct which occurred during the time period in which you were employed by Aramark.

11.No Offset: If you do become employed or engaged elsewhere, the payments and benefits set forth in this Retirement Agreement and the Post-Employment Competition Agreement shall continue and shall not be offset or reduced by any compensation or benefits you may receive from such other source, subject only to the requirements of the Post-Employment Competition Agreement provisions incorporated herein, with the exception that, if you become employed by a new employer at any time during the Notice Period Tail, any continued medical and life insurance coverages you are receiving from Aramark will become secondary to any such coverages provided to you by the new employer.

12.Severability: In the event that any portion of this Retirement Agreement (including the Release) is held to be invalid, unlawful, or unenforceable for any reason, the invalid, unlawful, or unenforceable portion shall be construed or modified in a manner that gives force and effect to the Release and the remainder of this Retirement Agreement to the fullest extent possible. If the invalid, unlawful or unenforceable portion cannot be construed or modified to render it valid, lawful, and enforceable, that portion shall be construed as narrowly as possible and shall be severed from the remainder of this Retirement Agreement, and the remainder of this Retirement Agreement shall remain in effect and be construed as broadly as possible, as if the invalid, unlawful, or unenforceable portion had never been contained in this Retirement Agreement.

13.Applicable Law; Jurisdiction: This Retirement Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles thereof. For purposes of any action or proceeding, you irrevocably submit to the exclusive jurisdiction of the courts of Pennsylvania and the courts of the United States of America located in Pennsylvania for the purpose of any judicial proceeding arising out of or relating to this Retirement Agreement, and acknowledge that the designated fora have a reasonable relation to this Retirement Agreement and to the parties’ relationship with one another. Notwithstanding the provisions of this Paragraph 13, Aramark may, in its discretion, bring an action or special proceeding in any court of competent jurisdiction for the purpose of seeking temporary or preliminary relief pending resolution of a dispute.

14.Amendment: This Retirement Agreement may only be amended or modified by a written agreement executed by you and Aramark (or any successor).

15.Counterparts: This Retirement Agreement may be executed in one or more counterparts, which shall, collectively or separately, constitute one agreement.

16.Advice of Counsel: Aramark is advising you to have legal counsel, at your expense, review this Retirement Agreement and in particular, the Release, before you sign this Retirement Agreement.

Please sign the enclosed copy of this Retirement Agreement to signify your understanding and acceptance of the terms and conditions contained herein and return one original to me by portable document format (.pdf) or facsimile on or before December 4, 2022 at 5:00 p.m.

Very truly yours,

By: /s/Lauren Harrington____
     Lauren Harrington
Enclosures

The foregoing has been read and accepted as a binding agreement between Aramark and the undersigned this __ day of December, 2022.

                            /s/Lynn B. McKee
    Lynn B. McKee

APPENDIX A

Release and Waiver of Claims

1.In consideration for the payments provided for under the Retirement Agreement between me, Lynn B. McKee, and Aramark dated December 2, 2022 (the “Retirement Agreement”) and the Amended and Restated Aramark Agreement Relating to Employment and Post-Employment Competition dated July 16, 2020 (“Post-Employment Competition Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree on behalf of myself, my spouse, agents, assignees, attorneys, successors, assigns, heirs and executors, to fully and completely release Aramark (which term shall be deemed to include Aramark, Aramark Services, Inc., and all subsidiary and affiliated and successor companies or other entities in which Aramark or Aramark Services, Inc., or their subsidiaries or affiliates has or had an equity interest in excess of ten percent (10%)), and their predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers, shareholders, bondholders, clients, customers, suppliers, distributors, subcontractors, joint-venture partners, consultants and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the “Company Releasees”), to the fullest extent permitted by law, from any and all causes of action and claims whatsoever, which I or my heirs, executors, administrators, successors and assigns ever had or now have against the Company Releasees or any of them, in law, admiralty or equity, whether known or unknown to me, for, upon, or by reason of, any matter, action, omission, course or thing in connection with or in relationship to: (a) my employment or other service relationship with Aramark; (b) the termination of any such employment or service relationship; (c) any applicable employment, benefit, compensatory or equity arrangement with Aramark occurring or existing up to the Retirement Date; and (d) any equity or stock plans of Aramark (such released claims are collectively referred to herein as the “Released Claims”).

2.The Released Claims include, without limitation of the language of paragraph 1, (i) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Worker Adjustment Retraining and Notification Act, the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Law, the Pennsylvania Whistleblower Law, the Pennsylvania Pregnancy Guidelines of the Pennsylvania Human Relations Commission, the Pennsylvania Minimum Wage Law and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment; and (ii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any claims relating to benefits, compensation or equity, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief.

3.The Released Claims shall not include: (i) any vested benefits which I hold under any Aramark pension or welfare benefit plan; (ii) any claims to enforce my contractual rights under, or with respect to, the Retirement Agreement; (iii) any rights to workers’ compensation benefits or unemployment insurance as required by applicable law, or (iv) any claims that arise after the date on which I execute this Release and Waiver of Claims. The Release and Waiver of Claims does not apply to any claim that cannot be released in this Agreement as a matter of law. In addition, nothing herein prevents me from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or similar state or local agency or my ability to participate in any investigation or proceeding conducted by the EEOC or such similar state or local agency; provided however, that pursuant to Paragraphs 1 and 2 of this Release and Waiver of Claims, I am waiving, to the fullest extent permitted by law, any right to recover monetary damages or any other form of personal relief in connection with any such charge, investigation or proceeding. To the extent I receive any personal or monetary relief in
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connection with any such charge, investigation or proceeding, the Company will be entitled to an offset for the payments made pursuant to Paragraph 2 of the foregoing Retirement Agreement.

Nothing in the Retirement Agreement or this Release and Waiver of Claims shall prohibit or restrict me or my attorneys from lawfully, and without notice to the Company: (a) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (b) responding to any inquiry or legal process directed to me individually (and not directed to Aramark and/or its subsidiaries) from any such Governmental Authorities; (b) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (d) making any other disclosures that are protected under the whistleblower provisions of any applicable law.   Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to my attorney in relation to a lawsuit for retaliation against me for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Nor does this Retirement Agreement or Appendix A require me to obtain prior authorization from Aramark before engaging in any conduct described in this Paragraph, or to notify Aramark that I have engaged in any such conduct.

4.I expressly understand and agree that the obligations of Aramark as set forth in the Retirement Agreement are in lieu of any and all other amounts which I might be, am now, or may become, entitled to receive from Aramark upon any claim released herein. I also expressly understand and agree that the payments and other benefits provided to me under the Retirement Agreement are in addition to what I would otherwise be entitled to receive following the end of my employment. Other than as provided in the Retirement Agreement, I acknowledge and agree that I have received all entitlements due from Aramark relating to my employment with Aramark including, but not limited to, all wages earned, bonuses, sick pay, vacation pay and any other paid and unpaid leave for which I was eligible and to which I was entitled, and that no other entitlements are due to me other than as set forth in the Retirement Agreement.

5.I acknowledge that the Older Workers Benefit Protection Act (“OWBPA”) requires Aramark to provide me with the following disclosures to ensure my release and waiver of claims under the federal Age Discrimination in Employment Act is knowing and voluntary and I acknowledge and agree as follows:

a.I have read carefully and fully understand the terms of this Release and Waiver of Claims and that Aramark advises me by the Retirement Agreement to consult with an attorney and further I have had the opportunity to consult with an attorney prior to signing this Release and Waiver of Claims.

b.I fully understand the Release and Waiver of Claims that I am signing.

c.I am signing this Release and Waiver of Claims voluntarily and knowingly and I have not relied on any representations, promises or agreements of any kind made to me in connection with my decision to accept the terms of this Release and Waiver of Claims, other than those set forth in this Release and Waiver of Claims and the Retirement Agreement.

d.I have been given at least twenty-one (21) days to consider whether I want to sign this Release and Waiver of Claims. To the extent I have executed this Release and Waiver of Claims within less than twenty-one (21) days after its
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delivery to me, my decision to execute this Release and Waiver of Claims prior to the expiration of such twenty-one (21) day period was entirely voluntary.

e.Any changes to the Retirement Agreement or this Release and Waiver of Claims made by Aramark, whether material or immaterial, do not restart the running of the twenty-one (21) day consideration period.

f.I have the right to revoke this Release and Waiver of Claims within seven (7) days after it is signed by me. I further acknowledge that I will not receive any payments or benefits due to me under the Retirement Agreement before the seven (7) day revocation period (the “Revocation Period”) has passed and then only if I have not revoked this Release and Waiver of Claims.

This Release and Waiver of Claims shall take effect on the first business day following the expiration of the Revocation Period, provided this Release and Waiver of Claims has not been revoked by me as provided above during such Revocation Period.

Intending to be legally bound, I hereby execute this Release and Waiver of Claims.

____________________________________
Lynn B. McKee

DATED:_____________________________

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